UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 5, 2015

SunTrust Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(404) 588-7711

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other.

SunTrust Banks, Inc. (“SunTrust” or “the Company”) announced today that its fourth quarter 2014 results will include a $145 million legal provision expense, or $0.17 per share, related to previously disclosed legacy mortgage matters, to increase legal reserves and complete the final resolution of one matter.  Accordingly, based on current information, the Company expects its estimate of reasonably possible losses related to legal matters, in excess of reserves, to decrease by approximately this amount.

SunTrust intends to release its fourth quarter 2014 earnings results on January 16, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: January 5, 2015.	By:	/s/ David A. Wisniewski
David A. Wisniewski, Senior Vice President,
Deputy General Counsel and Assistant Secretary